                                                                     EXHIBIT 1.1

                         FORM OF UNDERWRITING AGREEMENT

   US$[__________] CLASS [A-1] MORTGAGE-BACKED FLOATING RATE NOTES DUE 20[__]

                     PERPETUAL TRUSTEES CONSOLIDATED LIMITED
                     CRUSADE GLOBAL TRUST NO. [__] OF 20[__]

                             UNDERWRITING AGREEMENT
                             ----------------------

[Underwriter Name]
[Address]

[Underwriter Name]
[Address]

                                                           [______] [__], 20[__]

Ladies and Gentlemen:

     1.   Introduction.

     Perpetual Trustees Consolidated Limited, ABN 81 004 029 841, a limited liability public company under the Corporations Act of Australia and registered in New South Wales ("PERPETUAL"), acting in its capacity as trustee of the
Crusade Global Trust No. [__] of 20[__] (the "TRUST", and Perpetual in that capacity being the "ISSUER TRUSTEE"), acting at the direction of Crusade
Management Limited, ABN 90 072 715 916, as manager of the Trust (the "TRUST
MANAGER"), proposes to sell to the several Underwriters listed in Schedule I to this Agreement (the "UNDERWRITERS"), US$[_______] aggregate principal amount of
Class [A-1] Mortgage-Backed Floating Rate Notes due 20[__] (the "CLASS [A-1]
NOTES or the "OFFERED NOTES") issued by the Issuer Trustee. The Trust Manager is a wholly-owned subsidiary of St.George Bank Limited, ABN 92 055 513 070
("ST.GEORGE").

     The Offered Notes will be secured by the assets of the Trust in accordance with the Security Trust Deed. The assets of the Trust means all assets and property, real and personal, (including choses in action and other rights), tangible and intangible, present or future, held by the Issuer Trustee from time to time, as trustee of the Trust including, among other things: (i) rights specified in the Security Trust Deed and the Note Trust Deed in a pool of variable and fixed rate residential housing loans (the "HOUSING LOANS") (such rights, the "HOUSING LOAN RIGHTS") and certain moneys received under the Housing
Loans after [______] [__], 20[__] (the "CUT-OFF DATE"), (ii) the benefits of all covenants, agreements, undertakings, representations, warranties and other choses in action in favor of the Issuer Trustee under the Transaction Documents
(as defined in the Master Trust Deed), (iii) the Collection Account and (iv) all
other

assets that comprise the charged property. The Housing Loans will be sold to the
Issuer Trustee by St.George (in such capacity, the "SELLER") and will be serviced for the Issuer Trustee by St.George (in such capacity, the "SERVICER").

     The Trust was created pursuant to a master trust deed dated March 14, 1998, as amended from time to time (the "MASTER TRUST DEED") between the Trust Manager and Perpetual and a supplementary terms notice dated [______] [__], 20[__] (the
"SUPPLEMENTARY TERMS NOTICE"), between St.George (as Seller and Servicer), the
Trust Manager and the Issuer Trustee, which describes, among other things, the
Trust and the underlying cash flow relating to the Offered Notes. The Offered
Notes will be issued pursuant to an Note Trust Deed dated [______] [__], 20[__]
among the Issuer Trustee, the Trust Manager and [________], (the "NOTE
TRUSTEE").

     The Class [A-1] Notes will be issued in an aggregate principal amount of
US$[_______] which is equal to approximately [___]% of the aggregate balance of the Housing Loans as of the Cut-Off Date. The Class [A-2] Notes will be issued in an aggregate principal amount of A$[_______] which is equal to approximately
[__]% of the aggregate balance of the Housing Loans as of the Cut-Off Date. The
Class [A-3] Notes will be issued in an aggregate principal amount of
(euro)[_______] which is equal to approximately [___]% of the aggregate balance of the Housing Loans as of the Cut-Off Date. The Class [B] Notes will be equal to approximately [____]% of the aggregate principal amount of the Housing Loans as of the Cut-Off Date. The Class [C] Notes will be equal to approximately
[____]% of the aggregate principal amount of the Housing Loans as of the Cut-Off
Date. The Class [A-2] Notes, the Class [B] Notes and the Class [C] Notes are
collectively referred to as the "A$ SECURITIES." The Class [A-3] Notes are
referred to as the "(EURO) SECURITIES." The Offered Notes, the Class [A-3] Notes
and the A$ Securities are collectively referred to as the "NOTES."

     The Trust Manager has prepared and filed with the Securities and Exchange
Commission (the "SEC") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder
(collectively, the "SECURITIES ACT"), a registration statement (Reg. No.
333-128920), including a prospectus, relating to the Offered Notes. The registration statement as amended at the time when it became effective, or, if any post-effective amendment has been filed with respect thereto, as amended by the most recent post-effective amendment at the time of its effectiveness, is referred to in this Agreement as the "Registration Statement", the form of base prospectus included in the Registration Statement as most recently filed with the SEC is referred to as the "BASE PROSPECTUS" and the form of the prospectus which includes the Base Prospectus and a prospectus supplement describing the
Offered Notes and the offering thereof (the "PROSPECTUS SUPPLEMENT") which prospectus is first filed on or after the date of this Agreement in accordance with Rule 424(b) is referred to in this Agreement as the "PROSPECTUS". Any preliminary form of the Prospectus Supplement to be filed pursuant to Rule
424(b) is referred to as a "PRELIMINARY PROSPECTUS SUPPLEMENT" and, together with the Base Prospectus, and as amended or supplemented if the Trust Manager shall have furnished any amendments or supplements thereto, a "PRELIMINARY
PROSPECTUS."

     When used in this Agreement, "BASIC DOCUMENTS" shall mean collectively: the
Master Trust Deed (in so far as it applies to the Trust), the Supplementary
Terms Notice, the Servicing Agreement, the ?Notes?, the Security Trust Deed, the
Note Trust Deed, the Agency Agreement, the ?Dealer Agreement, the Subscription?
Agreement, the Basis Swap Agreement, the ?Redraw

Facility Agreement, the Currency Swap Agreement, the Fixed-Floating Rate Swap
Agreement, the ?Mortgage Insurance Policy, any other document which is agreed to by the Trust Manager and the Issuer Trustee to be a Transaction Document in
relation to the Trust under [clause 1.6(a)(i)] of the Supplementary Terms
Notice, the ?DTC Letter of Representations, any undertakings given to the
Euroclear System ("EUROCLEAR") or Clearstream Banking, societe anonyme
("CLEARSTREAM, LUXEMBOURG") in connection with the Book Entry Notes, and any other contract, agreement or instrument [which is specified in the draft settlement agenda dated [______] [__], 20[__] prepared by Allens Arthur Robinson in connection with the issuance and sale of the Notes]. St.George and the Trust
Manager are each a "ST.GEORGE PARTY" and collectively are referred to as the
"ST.GEORGE PARTIES". "EFFECTIVE DATE" shall mean the earlier of the date on which the Prospectus Supplement is first used and the time of the first Contract of Sale to which such Prospectus Supplement relates. The initial effective date of the Registration Statement was within three years of the Closing Date. "RULE
424" refers to such rule under the Securities Act.

     In addition, the following terms shall have the following meanings:

          (i) "ABS INFORMATIONAL AND COMPUTATIONAL MATERIALS" shall have the meaning given such term in Item 1101 of Regulation AB.

          (ii) "APPROVED OFFERING MATERIALS" means the Preliminary Prospectus that St.George or the Trust Manager identifies in writing to the
          Underwriters as "Approved Offering Materials."

          (iii) "CONTRACT OF SALE" has the same meaning as in Rule 159 of the
          Securities Act Regulations and all SEC guidance relating to Rule 159.

          (iv) "FREE WRITING PROSPECTUS" shall have the meaning given such term in Rules 405 and 433 of the Securities Act Regulations.

          (v) "ISSUER FREE WRITING PROSPECTUS" shall have the meaning given such term in Rule 433 of the Securities Act Regulations.

          (vi) "ISSUER INFORMATION" shall mean any "issuer information" as defined in Rule 433(h) of the Securities Act Regulations and footnote
          271 of SEC Release No. 33-8591 (Securities Offering Reform) and
          identified by the Trust Manager as Issuer Information and relating to the Offered Notes or the offering thereof.

          (vii) "PERMITTED ADDITIONAL MATERIALS" shall mean information that is not ABS Informational and Computational Materials and (x) that are referred to in Section 6(V)(f)(iii) so long as any Issuer Information provided by the Underwriter pursuant to Section 6(V)(f)(iii) is limited to information included within the definition of ABS
          Informational and Computational Materials, (y) that constitute Offered
          Note price, yield, weighted average life, subscription or allocation information, or a trade confirmation, or (z) otherwise with respect to which the Trust Manager

          has provided written consent to the Underwriter to include in a Free
          Writing Prospectus.

          (viii) "POOL INFORMATION" means the information furnished by magnetic tape, diskette or any other computer readable format, or in writing to the Underwriter by any St.George Party regarding the Housing Loans.

          (ix) "UNDERWRITER DERIVED INFORMATION" shall refer to information of the type described in clause (5) of footnote 271 of SEC Release No.
          33-8591 (Securities Offering Reform) when prepared by the
          Underwriters, including traditional computational and analytical materials prepared by the Underwriters.

          (x) "UNDERWRITER FREE WRITING PROSPECTUS" shall mean all Free Writing
          Prospectuses prepared by or on behalf of the Underwriters other than any Underwriter Prepared Issuer FWP, including any Permitted
          Additional Materials.

          (xi) "UNDERWRITER PREPARED ISSUER FWP" shall mean any Free Writing
          Prospectus prepared by or on behalf of the Underwriter that contains any Issuer Information, including any Free Writing Prospectus or portion thereof prepared by or on behalf of the Underwriter that contains only a description of the final terms of the Offered Notes or of the offering of the Offered Notes.

          (xii) "WRITTEN COMMUNICATION" shall have the meaning given such term in Rule 405 of the Securities Act Regulations.

     To the extent not defined herein, capitalized terms used herein have the meanings assigned to such terms in the Supplementary Terms Notice.

     In this Agreement, a reference to the Issuer Trustee is a reference to the
Issuer Trustee in its capacity as trustee of the Trust only, and in no other capacity and reference to the assets, business, property or undertaking of the
Issuer Trustee, unless otherwise stated, is a reference to the Issuer Trustee in that capacity only.

     Each of the St.George Parties and the Issuer Trustee hereby agrees with the
Underwriters as follows:

     2.   Purchase and Sale.

          (a) The Issuer Trustee, at the direction of the Trust Manager, agrees to sell, and the Trust Manager agrees to direct the Issuer Trustee to sell, the
Offered Notes to the several Underwriters as hereinafter provided, and each
Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from the Issuer Trustee, the respective principal amounts of Offered Notes set forth opposite such Underwriter's name in Schedule
I hereto at a price equal to 100% of their principal amount.

          (b) In connection with such purchase, St.George will pay in immediately available funds to the Underwriters commissions in the net sum of
US$[_______] with respect to the Offered Notes (the "Commission").

          (c) The Underwriters agree to pay for any expenses incurred by the
St.George Parties in connection with any "roadshow" presentation to potential investors.

     3. Offering. The St.George Parties and the Issuer Trustee understand that the Underwriters intend to make a public offering of their respective portions of the Offered Notes upon the terms set forth in the Prospectus as soon after
(A) the Registration Statement has become effective and (B) the parties hereto have executed and delivered this Agreement, as in the judgment of the
Underwriters is advisable.

     4. Delivery and Payment. Payment for the Offered Notes shall be made by wire transfer in immediately available funds to the account specified by the
Issuer Trustee to the Underwriters no later than 12:00 noon, New York City time on [______] [__], 20[__], or at such other time on the same or such other date, not later than the fifth Business Day thereafter, as the Underwriters and the
Trust Manager may agree upon in writing. The time and date of such payment are referred to herein as the "CLOSING DATE". As used herein, the term "BUSINESS
DAY" means any day other than a day on which banks are permitted or required to be closed in New York City, Sydney and London.

     Payment for the Class [A-1] Notes shall be made against delivery to the nominee of The Depository Trust Company for the respective accounts of the several Underwriters of one or more fully registered global book-entry notes
(the "CLASS [A-1] BOOK-ENTRY NOTES") representing US$[_______] in aggregate principal amount of Class [A-1] Notes, with any transfer taxes payable in connection with the transfer to the Underwriters of the Class [A-1] Notes duly paid by the Issuer Trustee. The Class [A-1] Book-Entry Notes will be made available for inspection by the Underwriters at the offices of Mayer, Brown,
Rowe & Maw LLP at 1675 Broadway, New York, New York 10019 not later than 1:00
P.M., New York City time, on the Business Day prior to the Closing Date.
Interests in any Book-Entry Notes will be held only in Book-Entry form through
DTC except in limited circumstances described in the Prospectus.

     5.   Representations and Warranties.

     I.   Representations and Warranties of the Issuer Trustee.

     The Issuer Trustee represents and warrants to each Underwriter and the
St.George Parties as of the date of this Agreement and as of the Closing Date, and agrees with each Underwriter and the St.George Parties, that:

          (a) since the respective dates as of which information is provided in the Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the general affairs, business, prospects, management, or results of operations, condition (financial or otherwise) of Perpetual or the Trust except as disclosed in the Prospectus which is material in the context of performing the Issuer
Trustee's obligations and duties under the Notes and each Basic Document to which it is or is to be party;

          (b) Perpetual has been duly incorporated and is validly existing as a corporation under the laws of Australia, with power and authority (corporate and other) to conduct its business as described in the Prospectus, and to enter into and perform the Issuer Trustee's obligations under this Agreement and the Basic
Documents and Perpetual has been duly qualified for the transaction of business and is in good standing under the laws of each other jurisdiction in which it conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the transactions contemplated herein or in the Basic Documents;

          (c) Perpetual has duly authorized, executed and delivered this
Agreement;

          (d) the Notes have been duly authorized by Perpetual, and, when the
Offered Notes have been issued (and duly authenticated by the Note Trustee), delivered and paid for pursuant to this Agreement, they will constitute valid and binding obligations of the Issuer Trustee entitled to the benefits of the
Note Trust Deed and the Security Trust Deed, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation or other similar laws affecting the enforcement of creditors rights generally and to general equitable principles;

          (e) the execution, delivery and performance by Perpetual of each of the Basic Documents to which it either is, or is to be, a party and this
Agreement has been duly authorized by Perpetual and, when executed and delivered by it and the other parties thereto, each of the Basic Documents will constitute a legal, valid and binding obligation of the Issuer Trustee, enforceable against it in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation or other similar laws affecting the enforcement of creditors rights generally and to general equitable principles;

          (f) Perpetual is not, nor with the giving of notice or lapse of time or both will be, in violation of or in default under: (i) its constitution or
(ii) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which either it is a party or by which it or any of its properties is bound, except in the case of (ii), for violations and defaults which individually and in the aggregate would not have a material adverse effect on the transactions contemplated in this Agreement or in the Basic Documents;
the issue and sale of the Notes and the performance by the Issuer Trustee of all of the provisions of the Issuer Trustee's obligations under the Notes, the Basic
Documents and this Agreement and the consummation of the transactions herein and therein contemplated will not (I) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, (II) result in any violation of the provisions of its constitution or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it, or any of its properties; or (III) result in the creation or imposition of any lien or encumbrance upon any of its property pursuant to the terms of any indenture, mortgage, contract or other instrument other than pursuant to the Basic
Documents; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Notes or the consummation by the Issuer
Trustee of the transactions

contemplated by this Agreement or the Basic Documents, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained under the Securities Act and the Trust Indenture Act of 1939,
as amended, and the rules and regulations of the SEC thereunder (the latter, including such applicable rules and regulations, the "TRUST INDENTURE ACT") and as may be required under state securities or "Blue Sky" Laws in connection with the purchase and distribution of the Offered Notes by the Underwriters;

          (g) other than as set forth in or contemplated by the Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to its knowledge, threatened against or affecting it or the Trust or to which it is or may be a party or to which it is or may be the subject: (i)
asserting the invalidity of this Agreement or of any of the Basic Documents,
(ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents by the Issuer Trustee, (iii) that may adversely affect the U.S. federal or
Australian federal or state income, excise, franchise or similar tax attributes of the Offered Notes, (iv) that could materially and adversely affect the Issuer
Trustee's performance of its obligations under, or the validity or enforceability against the Issuer Trustee of, this Agreement or any of the Basic
Documents or (v) which could individually or in the aggregate reasonably be expected to have a material adverse effect on the interests of the holders of any of the Offered Notes or the marketability of the Offered Notes;

          (h) the representations and warranties of the Issuer Trustee contained in the Basic Documents are true and correct in all material respects;

          (i) it has not done or omitted to do anything that might reduce, limit or otherwise adversely affect the right of the Issuer Trustee to be indemnified from the assets of the Trust under clause [16] of the Master Trust Deed;

          (j) Perpetual has not taken any corporate action and (to the best of its knowledge and belief having made reasonable inquiry and investigation) no other steps have been taken or legal proceedings been started or threatened against it for its winding-up, dissolution or reorganization or for the appointment of a receiver, receiver and manager, administrator, provisional liquidator or similar officer of it or of any or all its assets;

          (k) in reliance on the legal opinion specified in Section 7(l) of this
Agreement, no stamp or other duty is assessable or payable in, and subject only to compliance with Section 128F of the Income Tax Assessment Act 1936 (the
"AUSTRALIAN TAX ACT") in relation to interest payments under the Offered Notes, no withholding or deduction for any taxes, duties, assessments or governmental charges of whatever nature will be imposed or made for or on account of any income, registration transfer or turnover taxes, customs or other duties or taxes of any kind, levied, collected, withheld or assessed by or within, the
Commonwealth of Australia or any sub-division of or authority therein or thereof having power to tax in such jurisdiction, in connection with (i) the authorization, execution or delivery of any of the Basic Documents to which it is or is to be a party or with the authorization, execution, issue, sale or delivery of the Offered Notes under this Agreement, (ii) the sale and delivery of the Offered Notes by the Underwriters contemplated in this Agreement and the
Prospectus or (iii) the execution, delivery or performance by the Issuer Trustee of any of the Basic Documents to which it is or is to be a

party or the Offered Notes; except, in the case of sub clause (iii), for any of the Basic Documents on which nominal stamp duty is payable or any other document executed in connection with the perfection of the Issuer's Trustee's legal title to the Housing Loans on which stamp duties or registration fees may be payable;

          (l) the Offered Notes and the obligations of the Issuer Trustee under the Note Trust Deed will be secured (pursuant to the Security Trust Deed) by a first floating charge over the assets of the Trust, subject to the Prior
Interest (as defined in the Security Trust Deed); and

          (m) no event has occurred or circumstances arisen which, had the Notes already been issued, would (whether or not with the giving of notice or direction and/or the passage of time and/or fulfillment of any other requirement) oblige it to retire as Issuer Trustee or constitute grounds for its removal as Issuer Trustee under any Basic Document or constitute an Event of
Default (as defined in the Security Trust Deed).

     II.  Representations and Warranties of the St.George Parties.

     Each St.George Party severally represents and warrants to each Underwriter and the Issuer Trustee as of the date of this Agreement and as of the Closing
Date that:

          (a) since the respective dates as of which information is given in the
Registration Statement and the Prospectus, there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting (x) the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the St.George Parties taken as a whole or (y) the general affairs, business, prospects, condition (financial or otherwise) of the Trust, otherwise than as set forth or contemplated in the Prospectus;

          (b) it has been duly incorporated and is validly existing as a corporation under the laws of Australia, with power and authority (corporate and other) to own its properties and conduct its business as described in the
Prospectus and to enter into and perform its obligations under this Agreement and the Basic Documents, and, in each case, has been duly qualified or licensed for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification or licensing, other than where the failure to be so qualified or licensed or in good standing would not have a material adverse effect on the transactions contemplated in this Agreement or in the Basic Documents;

          (c) this Agreement has been duly authorized, executed and delivered by it;

          (d) each of the Basic Documents to which it is or is to be a party and this Agreement has been duly authorized by it, upon filing the Note Trust Deed with the SEC the Note Trust Deed will have been duly qualified under the Trust
Indenture Act and each of the Basic Documents, when executed and delivered by each St.George Party that is a party to it and the other parties thereto, will constitute a legal, valid and binding obligation of such St.George party, enforceable against it in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation or other similar laws affecting the enforcement of creditors rights generally and to general equitable principles; and, in the case of the Trust Manager only, the Offered Notes and the Basic Documents each will conform to the descriptions thereof in the
Prospectus;

          (e) it is not, nor with the giving of notice or lapse of time or both would it be, in violation of or in default under, its constitution or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it or any of its properties is bound, except for violations and defaults which individually and in the aggregate would not have a material adverse effect on the transactions contemplated in this Agreement or in the Basic Documents; the issue and sale of the Notes and the performance by it of all or any obligations it has under the
Notes, the Basic Documents and this Agreement and the consummation of the transactions herein and therein contemplated will not (i) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, (ii) result in any violation of the provisions of the constitution of a St.George Party or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over a St.George Party, or any of its properties or
(iii) result in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract, or other instrument other than pursuant to the Basic Documents; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Offered Notes or the consummation by it of the transactions contemplated by this Agreement or the Basic Documents, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained under the Securities Act, the Trust
Indenture Act and as may be required under state securities or Blue Sky Laws of the United States in connection with the purchase and distribution of the
Offered Notes by the Underwriters and the registration of the Charge with the
ASIC on the Closing Date;

          (f) other than as set forth or contemplated in the Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to its knowledge, threatened against or affecting it or its properties, the Trust or the Trust's properties, or to which it or the Trust is or may be a party or to which it, the Trust or any property of it or the Trust is or may be the subject, (i) asserting the invalidity of this Agreement or of any of the Basic Documents, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents, (iii) that may adversely affect the U.S. federal or
Australian federal or state income, excise, franchise, stamp duty or similar tax attributes of the Offered Notes, (iv) that could materially and adversely affect its performance of its obligations under, or the validity or enforceability of, this Agreement or any of the Basic Documents or (v) which could individually or in the aggregate reasonably be expected to have a material adverse effect on the interests of the holders of the Offered Notes or the marketability of the
Offered Notes; and there are no statutes, regulations, contracts or other documents that are required to be filed as an exhibit to the Registration
Statement or required to be described in the Registration Statement or the
Prospectus which are not filed or described as required;

          (g) its representations and warranties contained in the Basic
Documents are true and correct in all material respects;

          (h) it owns, possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all Australian and United States federal, state, local and other governmental authorities (including United
States regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to perform its obligations under this Agreement and the Basic Documents, and it has not received any actual notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization;
and it is in compliance with all laws and regulations necessary for the performance of its obligations under this Agreement and the Basic Documents;

          (i) it has not taken any corporate action and (to the best of its knowledge and belief having made reasonable inquiry and investigation) no other steps have been taken or legal proceedings been started or threatened against it for its winding-up, dissolution or reorganization or for the appointment of a receiver, receiver and manager, administrator, provisional liquidator or similar officer of it or of any or all of its assets (other than enforcement action taken by St.George over its assets);

          (j) no stamp or other duty is assessable or payable in, and subject only to compliance with Section 128F of the Australian Tax Act in relation to payments under the Offered Notes, no withholding or deduction for any taxes, duties, assessments or governmental charges of whatever nature is imposed or made for or on account of any income, registration, transfer or turnover taxes, customs or other duties or taxes of any kind, levied, collected, withheld or assessed by or within, the Commonwealth of Australia or any sub-divisions of or authority therein or thereof having power to tax in such jurisdiction, in connection with (i) the authorization, execution or delivery of the Basic
Documents to which it is, or is to be, a party or with the authorization, execution, issue, sale or delivery of the Offered Notes and (ii) the execution, delivery or performance by each St.George Party of the Basic Documents to which it is or is to be a party or the Offered Notes; except, in the case of sub clause (ii), for any of the Basic Documents on which nominal stamp duty is payable or any other document executed in connection with the perfection of the
Issuer's Trustee's legal title to the Housing Loans on which stamp duties or registration fees may be payable;

          (k) no event has occurred or circumstances arisen which, had the Notes already been issued, would (whether or not with the giving of notice and/or the passage of time and/or the fulfillment of any other requirement) constitute a
Manager Default (as defined in the Prospectus) or a Servicer Transfer Event (as defined in the Servicing Agreement); and

          (l) with respect to the A$ Securities and the (euro) Securities: (A)
none of the St.George Parties, any "affiliate" (as defined in Rule 144(a)(1), each an "AFFILIATE") of a St.George Party or any person acting on behalf of a
St.George Party or an Affiliate of a St.George Party has engaged or will engage in any "directed selling efforts" (within the meaning of Regulation S), (B) each of the St.George Parties, each Affiliate of a St.George Party and any person acting on behalf of a St.George Party or an Affiliate of a St.George Party has
offered and sold, and will offer and sell, the A$ Securities and the (euro)
Securities only in "offshore transactions" (within the meaning of Regulation S)
in compliance with Regulation S and (C) each of the St.George Parties, each
Affiliate of a St.George Party and any person acting on behalf of a

                                       10

St.George Party or an Affiliate of a St.George Party has complied and will comply with the offering restrictions requirement of Regulation S.

     III. Representations and Warranties of the Trust Manager.

     The Trust Manager represents and warrants to each Underwriter and the
Issuer Trustee as of the date of this Agreement and as of the Closing Date, that:

          (a) the Registration Statement has been declared effective by the SEC under the Securities Act; the conditions to the use by the Trust Manager of a
Registration Statement on Form S-3 under the Securities Act, as set forth in the
General Instructions to Form S-3, have been satisfied with respect to the
Registration Statement and the Prospectus; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Trust Manager, threatened by the SEC; and (i) on the Effective Date of the Registration
Statement, the Registration Statement conformed in all material respects to the requirements of the Securities Act, and did not include any untrue statement of a material fact or omit to state any material fact required to be stated
therein, or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (ii) at the time of filing of the Prospectus pursuant to Rule 424(b) and on the Closing Date the
Prospectus and the Registration Statement will conform in all material respects to the requirements of the Securities Act, and such document will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
except that the foregoing representations and warranties shall not apply to (i)
that part of the Registration Statement which constitutes the Statement of
Eligibility and Qualification (Form T-1) of the Note Trustee under the Trust
Indenture Act, and (ii) statements or omissions in the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to any St.George Party in writing by such
Underwriter expressly for use therein;

          (b) the documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the SEC, complied and will comply in all material respects with the requirements of the Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder (collectively, the "EXCHANGE
ACT") and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the date of the
Prospectus and at the Closing Date, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, no representation or warranty is made as to documents deemed to be incorporated by reference in the
Registration Statement as the result of filing any current report on Form 8-K at the request of the Underwriters except to the extent such documents accurately reflect or are accurately based upon information furnished by or on behalf of the St.George Parties to the Underwriters for the purpose of preparing such documents;

          (c) each Issuer Free Writing Prospectus (as of its date) did not, and the Approved Offering Materials as of the date of the Approved Offering
Materials did not and as of

                                       11

the date of the first Contract of Sale will not and as at the Closing Date will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (d) The Trust Manager was not, as of any date on or after which a bona fide offer (as used in Rule 164(h)(2) of the Securities Act Regulations) of the
Offered Notes was made an Ineligible Issuer, as such term is defined in Rule 405 of the Securities Act Regulations.

          (e) to the knowledge of the Trust Manager, no event has occurred that would entitle the Trust Manager to direct the Issuer Trustee to retire as trustee of the Trust under clause 20 of the Master Trust Deed; and

          (f) the Trust is not and (i) upon the issuance and sale of the Notes as contemplated in this Agreement, (ii) the application of the net proceeds therefrom as described in the Prospectus, (iii) the performance by the parties to the Basic Documents of their respective obligations under the Basic
Documents, and (iv) the consummation of the transactions contemplated by the
Basic Documents, the Trust will not be required to be registered as an
"investment company" within the meaning of the Investment Company Act of 1940, as amended.

     6.   Covenants and Agreements.

     I.   Covenants and Agreements of the Issuer Trustee.

     The Issuer Trustee covenants and agrees with each of the Underwriters and each of the St.George Parties as follows:

          (a) to use the net proceeds received by the Issuer Trustee from the sale of the Offered Notes pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds";

          (b) to notify the Underwriters and the St.George Parties promptly after it becomes actually aware of any matter which would make any of its representations and warranties in this Agreement untrue if given at any time prior to payment being made to the Issuer Trustee on the Closing Date and take such steps as may be reasonably requested by the Underwriters to remedy the same;

          (c) to pay any stamp duty or other issue, transaction, value added, goods and services or similar tax, fee or duty (including court fees) in relation to the execution of, or any transaction carried out pursuant to, the
Basic Documents or in connection with the issue and distribution of the Offered
Notes or the enforcement or delivery of this Agreement;

          (d) to use all reasonable endeavors to procure satisfaction on or before the Closing Date of the conditions referred to in Section 7 below which relate to the Issuer Trustee and, in particular (i) the Issuer Trustee shall execute those of the Basic Documents not executed on the date hereof on or before the Closing Date, and (ii) the Issuer Trustee will assist the

                                       12

Underwriters to make arrangements with DTC, Euroclear and Clearstream,
Luxembourg concerning the issue of the Offered Notes and related matters;

          (e) to provide reasonable assistance to the St.George Parties to procure that the charges created by or contained in the Security Trust Deed are registered within all applicable time limits in all appropriate registers;

          (f) to perform all of its obligations under each of the Basic
Documents to which it is a party which are required to be performed prior to or simultaneously with closing on the Closing Date;

          (g) not to take, or cause to be taken, any action or knowingly permit any action to be taken which it knows or has reason to believe would result in the Offered Notes not being assigned the ratings referred to in Section 7(r)
below;

          (h) not, prior to or on the Closing Date, amend the terms of any Basic
Document nor execute any of the Basic Documents other than in the agreed form without the consent of the Underwriters;

          (i) in connection with the initial distribution of the Class [A-2]
Notes and the Class [B] Notes, it and each person acting on its behalf (other than the St.George Parties, each Affiliate of a St.George Party and the Managers
(as defined in the Dealer Agreement)) has not and will not offer for issue, or invite applications for the issue of, the Class [A-2] Notes, the Class [B] Notes or the Class [C] Notes or offer the Class [A-2] Notes, the Class [B] Notes or the Class [C] Notes for sale or invite offers to purchase the Class [A-2] Notes, the Class [B] Notes or the Class [C] Notes to a person, where the offer or invitation is received by that person in Australia, unless the minimum amount payable for the Class [A-2] Notes, the Class [B] Notes or the Class [C] Notes
(as the case may be) (after disregarding any amount lent by any of the St.George
Parties or any associate (as determined under sections 10 to 17 of the
Corporations Act) of any St.George Party) on acceptance of the offer by that person is at least A$500,000 (calculated in accordance with both Section 708(a)
of the Corporations Act and Regulations 7.1.18 of the Corporations Regulations
2001 (Cth)) or the offer or invitation does not otherwise require disclosure to investors in accordance with Part 6D.2 of the Corporations Act and is not made to a person who is a "retail client" within the meaning of section 761 G of the
Corporations Act.

     II.  Covenants and Agreements of the St.George Parties.

     The St.George Parties severally covenant and agree with each of the several
Underwriters and the Issuer Trustee as follows:

          (a) in the case of the Trust Manager only, to cause the Preliminary
Prospectus and Prospectus Supplement, properly completed, and any supplement thereto, to be filed with the SEC pursuant to the applicable paragraph of Rule
424(b) within the time period prescribed and to furnish copies of the Prospectus to the Underwriters in New York City prior to 10:00 a.m., New York City time, on the Business Day next succeeding the date of this Agreement in such quantities as the Underwriters may reasonably request;

                                       13

          (b) in the case of the Trust Manager only, to deliver, at the expense of the Trust Manager, to the Underwriters, a copy of the Registration Statement
(including exhibits thereto), and, during the period mentioned in paragraph (f)
below, to each of the Underwriters as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) as the Underwriters may reasonably request; provided, however, that if the Prospectus is not delivered with the confirmation in accordance with Rule
172 under the Securities Act, the Underwriters will provide the notice specified in Section [6(g)] in every confirmation and will deliver a paper copy of the
Prospectus to those investors that request a paper copy thereof. The Trust
Manager will furnish or cause to be furnished to the Underwriters copies of all reports required by Rule 463 under the Securities Act;

          (c) in the case of the Trust Manager only, before filing any amendment or supplement to the Registration Statement or the Prospectus, to furnish to the
Underwriters a copy of the proposed amendment or supplement for review and not to file any such proposed amendment or supplement to which the Underwriters reasonably objects;

          (d) in the case of the Trust Manager only, to advise the Underwriters promptly, and to confirm such advice in writing, (i) when the Prospectus, and any supplement thereto, shall have been filed with the SEC pursuant to Rule
424(b), (ii) when any amendment to the Registration Statement has been filed or becomes effective, (iii) when any supplement to the Prospectus or any amendment to the Prospectus has been filed and to furnish to the Underwriters with copies thereof, (iv) of any request by the SEC for any amendment to the Registration
Statement or any amendment or supplement to the Prospectus or for any additional information, (v) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Prospectus or the initiation or threatening of any proceeding for that purpose, and (vi) of the occurrence of any event, within the period referenced in paragraph (f) below, as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances when the Prospectus is delivered to a purchaser, not misleading and to use its best efforts to prevent the issuance of any such stop order, or of any order preventing or suspending the use of the Prospectus, or of any order suspending the qualification of the
Offered Notes, or notification of any such order thereof and, if issued, to obtain as soon as possible the withdrawal thereof;

          (e) to advise the Underwriters promptly, and to confirm such advice in writing of the receipt by a St.George Party of any notification with respect to any suspension of the qualification of the Offered Notes for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

          (f) in the case of the Trust Manager only, if, during such period of time after the first date of the public offering of the Offered Notes as in the opinion of counsel for the Underwriters a prospectus relating to the Offered
Notes is required by law to be delivered in connection with sales by an
Underwriter or a dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the
Prospectus to comply with law, forthwith to prepare and furnish, at the expense of the St.George Parties, to the Underwriters and to the dealers

                                       14

(whose names and addresses the Underwriters will furnish to St.George) to which
Offered Notes may have been sold by the Underwriters and to any other dealers upon request, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law;

          (g) in the case of the Trust Manager only, to endeavor to qualify the
Offered Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters shall reasonably request and to continue such qualification in effect so long as reasonably required for distribution of the
Offered Notes; provided that the Trust Manager shall not be required to file a general consent to service of process in any jurisdiction;

          (h) in the case of the Trust Manager only, to make generally available to the holders of the Offered Notes and to the Underwriters as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Trust occurring after the effective date of the Registration Statement, which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the SEC promulgated thereunder;

          (i) in the case of the Trust Manager only, so long as the Offered
Notes are outstanding, to furnish to the Underwriters (i) copies of each certificate, the annual statement of compliance and the annual independent certified public accountant's audit report on the financial statements furnished to the Issuer Trustee pursuant to the Basic Documents by first class mail as soon as practicable after such statements and reports are furnished to the
Issuer Trustee, (ii) copies of each amendment to any of the Basic Documents,
(iii) on each Determination Date or as soon thereafter as practicable, notice by telex or facsimile to the Underwriters of the Bond Factor (as such term is defined in the Supplementary Terms Notice) as of the related Record Date, (iv)
copies of all reports or other communications (financial or other) furnished to holders of the Offered Notes, and copies of any reports and financial statements furnished to or filed with the SEC, any governmental or regulatory authority or any national securities exchange, and (v) from time to time such other information concerning the Trust or the St.George Parties as the Underwriters
may reasonably request;

          (j) to the extent, if any, that the ratings provided with respect to the Offered Notes by the Rating Agencies are conditional upon the furnishing of documents or the taking of any other action by a St.George Party or the Issuer
Trustee, the relevant St.George Party shall use its best efforts to furnish such documents and take any other such action or, in the case of the Issuer Trustee, it will use its best efforts to procure the Issuer Trustee to do so;

          (k) not to take, or cause to be taken, any action and will not knowingly permit any action to be taken which it knows or has reason to believe would result in the Offered Notes not being assigned the rating referred to in
Section 7(r) below;

          (l) in the case of the Trust Manager only, to assist the Underwriters in making arrangements with DTC, Euroclear and Clearstream, Luxembourg concerning the issue of the Book-Entry Notes and related matters;

                                       15

          (m) in the case of the Trust Manager only, if required, to register the Offered Notes pursuant to the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable as such requirement comes into effect but no later than when such registration may become required by law;

          (n) in the case of St.George only, whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay, or cause to be paid, all fees costs and expenses incident to the performance of the St.George Parties' obligations under this Agreement, including, without limiting the generality of the foregoing, all fees, costs and expenses: (i) incident to the preparation, issuance, execution, authentication and delivery of the Notes, including any fees, costs and expenses of the Note
Trustee or any transfer agent, (ii) incident to the preparation, printing and filing under the Securities Act of the Registration Statement and the Prospectus
(including in each case all exhibits, amendments and supplements thereto), (iii)
incurred in connection with the registration or qualification and determination of eligibility for investment of the Offered Notes under the laws of such jurisdictions as the Underwriters may designate (including fees of counsel for the Underwriters and their disbursements with respect thereto), (iv) in connection with the listing of the Notes on any stock exchange, (v) related to any filing with National Association of Securities Dealers, Inc., (vi) in
connection with the printing (including word processing and duplication costs)
and delivery of this Agreement, the Basic Documents, the Preliminary and
Supplemental Blue Sky Memoranda and any Legal Investment Survey and the
furnishing to Underwriters and dealers of copies of the Registration Statement and the Prospectus, including mailing and shipping, as provided in this
Agreement, (vii) the St.George Parties' counsel and accountants fees and disbursement that are chargeable to St.George, and (viii) payable to rating agencies in connection with the rating of the Notes. However, the Underwriters shall be responsible for any expenses incurred by the St.George Parties in connection with any "roadshow" presentation to potential investors;

          (o) to indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Offered Notes in accordance with this
Agreement and on the execution and delivery of this Agreement and any value added tax or goods and services tax payable in connection with any concessions, commissions and other amounts payable or allowable by the Issuer Trustee; to make all payments to be made by the St.George Parties or the Issuer Trustee under this Agreement without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the relevant St.George Party is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the relevant St.George Party shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amount that would have been received if no withholding or deduction had been made;

          (p) in connection with the initial distribution of the Class [A-2]
Notes, the Class [B] Notes and the Class [C] Notes, it and each person acting on behalf of the St.George Parties, each of whom has agreed and covenanted with the
Issuer Trustee and the Trust Manager, with appropriate changes, as follows) has not and will not offer for issue, or invite applications for the issue of, the
Class [A-2] Notes, the Class [B] Notes and the Class [C] Notes or offer the
Class [A-2] Notes, the Class [B] Notes and the Class [C] Notes for sale or invite offers to

                                       16

purchase the Class [A-2] Notes, the Class [B] Notes and the Class [C] Notes to a
person, where the offer or invitation is received by that person in Australia, unless the minimum amount payable for the Class [A-2] Notes, the Class [B] Notes and the Class [C] Notes (as the case may be) (after disregarding any amount lent by any of the St.George Parties or any associate (as determined under sections
10 to 17 of the Corporations Act) of any St.George Party) on acceptance of the offer by that person is at least A$500,000 (calculated in accordance with both section 708(a) of the Corporations Act and Regulation 7.1.18 of the Corporations
Regulations 2001 (Cth)) or the offer or invitation does not otherwise require disclosure to investors in accordance with Part 6D.2 of the Corporations Act and is not made to a person who is a "retail client" within the meaning of section
761 G of the Corporations Act;

          (q) in the case of the Trust Manager only, to file any Issuer Free
Writing Prospectus, and any Underwriter Prepared Issuer FWP provided to it by an
Underwriter under Section 6(V)(f), not later than the date of first use thereof, except that:

               (i) any Issuer Free Writing Prospectus or Underwriter Prepared
               Issuer FWP or portion thereof otherwise required to be filed that contains only (1) a description of the final terms of the Offered
               Notes may be filed by the Trust Manager within two days of the later of the date such final terms have been established for all classes of Offered Notes and the date of first use, and (2) a description of the terms of the Offered Notes that does not reflect the final terms after they have been established for all classes of all Offered Notes is not required to be filed; and

               (ii) if the Issuer Free Writing Prospectus or Underwriter
               Prepared Issuer FWP includes only information of a type included in the definition of ABS Informational and Computational
               Materials, the Trust Manager shall file the same within the later of two business days after the Underwriter first provides this information to investors and the date upon which the Trust
               Manager is required to file the Prospectus Supplement with the
               SEC pursuant to Rule 424(b)(3) of the Securities Act,

provided further, that prior to the filing of any Underwriter Prepared Issuer
FWP by the Trust Manager, such Underwriter must comply with its obligations pursuant to Section 6(V)(f) and that the Trust Manager shall not be required to file any Free Writing Prospectus to the extent such Free Writing Prospectus includes information in a Free Writing Prospectus, Preliminary Prospectus or
Prospectus previously filed with the SEC or that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the
SEC; and

          (r) to procure that the charges created by or contained in the
Security Trust Deed are registered within all applicable time limits in all appropriate registers.

     III. Selling Restrictions.

          (a) No prospectus in relation to the Offered Notes has been lodged with, or registered by, the Australian Securities and Investments Commission or
the Australian Stock Exchange Limited. Accordingly, each of the Underwriters, severally and not jointly, represents

                                       17

and agrees that it has not offered and will not offer for issue and has not invited and will not invite applications for the issue of the Offered Notes or offer the Offered Notes for sale or invite offers to purchase the Offered Notes to a person, where the offer or invitation is received by that person in
Australia.

          (b) Each Underwriter, severally and not jointly, agrees with the
Issuer Trustee that, within 30 days of the date of this Agreement, it will have offered the Offered Notes for sale, or invited or induced offers to buy the
Offered Notes, in each case by:

               (i) making the Prospectus available for inspection on a Bloomberg source or on an alternative electronic source and inviting potential investors to access the Prospectus available on that
               Bloomberg source or on that alternative electronic source; or

               (ii) making hard copies of the Prospectus for the Offered Notes available for collection from that Underwriter in at least its principal office in New York City or London and, in the case of purchasers in the United States, by sending or giving copies of the Prospectus to those purchasers.

          (c) Each Underwriter agrees that it will not sell Offered Notes to, or invite or induce offers for the Offered Notes from:

               (i) any offshore associate of the Issuer Trustee or a St.George
               Party specified in Schedule II or Schedule III; or

               (ii) any other offshore associate from time to time specified in writing to the Underwriter by the Issuer Trustee or a St.George
               Party.

          (d) Each Underwriter, severally and not jointly, agrees to:

               (i) provide written advice to the Issuer Trustee and the Trust
               Manager within 40 days of the issue of the Offered Notes
               specifying that it has complied with Section 6(III)(b); and

               (ii) cooperate with reasonable requests from the Issuer Trustee for information for the purposes of assisting the Issuer Trustee to demonstrate that the public offer test under section 128F of the Australian Tax Act has been satisfied in respect of the
               Offered Notes,

provided that no Underwriter shall be obliged to disclose:

                    (x) the identity of the purchaser of any Offered Note or any information from which such identity might be capable of
                    being ascertained; or

                    (y) any information the disclosure of which would be
                    contrary to or prohibited by any relevant law, regulation or directive.

                                       18

          (e) Each Underwriter (severally and not jointly) represents and covenants to the Issuer Trustee and the St.George Parties as of the date of this
Agreement and agrees that:

               (i) (a) it has complied with and will comply with all applicable provisions of the Financial Services and Markets Act 2000, as
               amended ("FSMA") with respect to anything done in relation to the
               Offered Notes in, from or otherwise involving the United Kingdom;
               and (b) it has only communicated or caused to be communicated, and will only communicate or cause to be communicated, an
               invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in
               connection with the issue or sale of any Offered Notes in
               circumstances in which Section 21(1) of the FSMA does not apply to the Issuer Trustee.

               (ii) [(a) the Offered Notes have not been and will not be
               offered, sold or distributed in the Kingdom of Spain save in accordance with the requirements of the Spanish Securities Market
               Law of 28 July 1988 (Ley 24/1988, de 28 de julio, del Mercado de
               Valores) as amended and restated, and Royal Decree 291/1992, of
               27 March, on Issues and Public Offerings of Securities (Real
               Decreto 291/1992, de 27 de marzo, sobre Emisiones y Ofertas
               Publicas de Venta de Valores) as amended and restated and the decrees and regulations made thereunder; (b) neither the Offered
               Notes nor the Prospectus have been or will be verified or
               registered in the administrative registries of the Spanish
               Securities Markets Commission (Comision Nacional del Mercado de
               Valores); and (c) the Offered Notes have not been and will not be sold, offered or distributed in Spain except in circumstances which do not constitute a public offer of securities in Spain within the meaning of the Spanish Securities Market Law and further relevant legislation or without complying with all legal and regulatory requirements in relation thereto.

               (iii) the Offered Notes have not been registered pursuant to
               Italian securities legislation and, accordingly, each Underwriter has represented and agreed that no action has or will be taken by it which would allow an offering (or a "sollecitazione
               all'investimento") of the notes to the public in the Republic of
               Italy, and that sale of the notes to any persons in the Republic of Italy shall be effected in accordance with Italian securities, tax and other applicable laws and regulations;

               (iv) it has not offered, sold or delivered and will not offer, sell or deliver any of the Offered Notes or distribute or make available any of the Offered Notes or copies of the Prospectus or any other offering material relating to the Offered Notes in the
               Republic of Italy except (a) to professional investors (operatori qualificati), as defined in Article 31, second paragraph of
               Regulation No. 11522 of 1st July, 1998 issued by the Commissione
               Nazionale per le Societa e la Borsa ("CONSOB"), as amended and integrated from time to time; (b) in circumstances which are

                                       19

               exempted from the rules on solicitation of investments pursuant to Article 100 of Legislative Decree No. 58 of 24th February,
               1998 (the "FINANCIAL SERVICES ACT") and Article 33, first
               paragraph, of CONSOB Regulation No. 11971 of 14th May, 1999, as
               amended and integrated from time to time; or (c) to an Italian resident who submits outside the Italian territory an unsolicited offer to purchase such Offered Notes.

               (v) any offer, sale or delivery of the Offered Notes or
               distribution of copies of the Prospectus or any other document relating to any of the Offered Notes in Italy under paragraphs
               (iii) and (iv) above must be (a) made by an investment firm, bank or financial intermediary permitted to conduct such activities in the Republic of Italy in accordance with the Financial Services
               Act, Legislative Decree No. 385 of 1st September, 1993 (the
               "ITALIAN BANKING ACT"), as amended, Regulation 11522 and any other applicable laws and regulations; (b) in compliance with
               Article 129 of the Italian Banking Act and the implementing guidelines of the Bank of Italy pursuant to which the issue or the offer of securities in Italy may need to be preceded and followed by an appropriate notice to be filed with the Bank of
               Italy depending, inter alia, on the aggregate value of the securities issued or offered in Italy and their characteristics;
               (c) in compliance with any other application notification, requirement or limitation which may be imposed by CONSOB or the
               Bank of Italy. For the avoidance of doubt no application pursuant to Article 129 of the Italian Banking Act has been made to the
               Bank of Italy by any of the Underwriters; and (d) in compliance with the banking transparency requirements set forth in the
               Italian Banking Act and the implementing regulations and decrees.

               (vi) it has not offered or sold and will not offer or sell any
               Offered Notes, except in conformity with the provisions of the
               Prospectus (Directive 2003/71/EC) Regulations 2005 and the
               provisions of the Irish Companies Acts 1963-2005; (b) it has not
               and will not offer or sell any Offered Notes other than in compliance with the provisions of the Irish Market Abuse
               (Directive 2003/6/EU) Regulations 2005; and (c) it will not underwrite the issue of or place the Offered Notes otherwise than in conformity with the provisions of the Irish Investment
               Intermediaries Act 1995 (as amended), including, without
               limitation, Sections 9, 23 (including any advertising
               restrictions made thereunder) and 37 (including any codes of conduct issued thereunder) and the provisions of the Irish
               Investor Compensation Act, 1998, including without limitation,
               Section 21.]

          (f) Each Underwriter, severally and not jointly, acknowledges that the
Offered Notes may not be offered or sold, directly or indirectly, and neither the Prospectus nor any form of application, advertisement or other offering material may be issued, distributed or published in any country or jurisdiction, unless permitted under all applicable laws and regulations. Each Underwriter will comply with all applicable securities laws and regulations in

                                       20

each jurisdiction in which it purchases, offers, invites offers, sells or delivers Offered Notes or possesses or distributes the Prospectus or any other offering material in all cases at its own expense.

     IV.  Trust Manager Direction to Issuer Trustee.

     The Trust Manager hereby directs the Issuer Trustee to do each of the things (or, as the case may be, not to do the things) specified in Section 6(I)
and the Issuer Trustee acknowledges and accepts that direction.

     V.   Covenants and Agreements of the Underwriters.

          (a) Each Underwriter represents and warrants to and agrees with the
Issuer Trustee and the St.George Parties that as of the date of this Agreement and as of the Closing Date, such Underwriter has complied with all of its obligations under this Agreement, including, without limitation, this Section
6(V), and, with respect to all Underwriter Prepared Issuer FWP and Underwriter
Free Writing Prospectuses, if any, such Underwriter Prepared Issuer FWP and
Underwriter Free Writing Prospectuses are accurate in all material respects
(taking into account the assumptions explicitly set forth in such Underwriter
Prepared Issuer FWP and Underwriter Free Writing Prospectuses), except that such
Underwriter makes no representation to the extent that any misstatements or omissions were the result of any inaccurate Issuer Information (including but not limited to Pool Information) supplied by the Issuer Trustee or the St.George
Parties to such Underwriter.

          (b) Prior to the Closing Date each Underwriter shall notify the Trust
Manager or St.George of the earlier of (x) the date on which the Prospectus
Supplement is first used and (y) the time of the first Contract of Sale to which such Prospectus Supplement relates.

          (c) It is understood that the Underwriters propose to offer the
Offered Notes for sale to the public as set forth in the Prospectus and the
Underwriters agree that all such offers and sales shall be made in compliance with all applicable laws and regulations. Prior to the date of the first
Contract of Sale made based on the Approved Offering Materials, each Underwriter represents, warrants and agrees that it has not pledged, sold, disposed of or otherwise transferred any Offered Note, Housing Loans or any interest in any
Offered Note.

          (d) It is understood that the Underwriters will solicit offers to purchase the Offered Notes as follows:

               (i) Prior to the time that the Underwriters have received the
               Approved Offering Materials they may, in compliance with the provisions of this Agreement, solicit offers to purchase Offered
               Notes; provided, that they shall not accept any such offer to purchase an Offered Note or any interest in any Offered Note or
               Housing Loan or otherwise enter into any Contract of Sale for any
               Offered Note, any interest in any Offered Note or any Housing
               Loan prior to their conveyance of Approved Offering Materials to the investor.

                                       21

               (ii) any Written Communication relating to the Offered Notes made by an Underwriter in compliance with the terms of this Agreement prior to the time such Underwriter has entered into a Contract of
               Sale for Offered Notes with the recipient shall prominently set forth the following statements (or a substantially similar statements approved by the Trust Manager):

               The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the Offered Notes, supersedes any information contained in any prior similar materials relating to the Offered Notes. The information in this free writing prospectus is preliminary, and is subject to completion or change. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Offered Notes referred to in this free writing prospectus and to solicit an offer to purchase the
               Offered Notes, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Offered
               Notes, until we have accepted your offer to purchase Offered
               Notes.

               The Offered Notes referred to in these materials are being sold when, as and if issued. The issuer is not obligated to issue such
               Offered Notes or any similar security and the underwriter's obligation to deliver such Offered Notes is subject to the terms and conditions of the underwriting agreement and the availability of such Offered Notes when, as and if issued. You are advised that the terms of the Offered Notes, and the characteristics of the housing loan pool backing them, may change (due, among other things, to the possibility that housing loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different housing loans may be added to the pool, and that one or more classes of Offered Notes may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that Offered
               Notes may not be issued that have the characteristics described in these materials. The underwriter's obligation to sell such
               Offered Notes to you is conditioned on the housing loans and
               Offered Notes having the characteristics described in these materials. If for any reason the issuer does not deliver such
               Offered Notes, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the Offered Notes which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

          (e) It is understood that the Underwriters will not enter into a
Contract of Sale with any investor until the Approved Offering Materials have been conveyed to the investor with respect to the Offered Notes that are the subject of such Contract of Sale.

                                       22

          (f) Each Underwriter may prepare and provide to prospective investors
Free Writing Prospectuses, subject to the following conditions to be satisfied by such Underwriter:

               (i) Unless preceded or accompanied by a prospectus satisfying the requirements of Section 10(a) of the Securities Act, such
               Underwriter shall not convey or deliver any Written Communication to any person in connection with the initial offering of the
               Offered Notes, unless such Written Communication (i) is made in reliance on Rule 134 under the Securities Act, (ii) constitutes a prospectus satisfying the requirements of Rule 430B under the
               Securities Act or (iii) constitutes a Free Writing Prospectus consisting solely of (x) information of a type included within the definition of ABS Informational and Computational Materials,
               (y) Permitted Additional Materials or (z) information accurately extracted from the Preliminary Prospectus Supplement or any
               Issuer Free Writing Prospectus and included in any Underwriter
               Prepared Issuer FWP or any Underwriter Free Writing Prospectus.

               (ii) Such Underwriter shall comply with all applicable laws and regulations in connection with the use of Free Writing
               Prospectuses, including but not limited to Rules 164 and 433 of the Securities Act Regulations and all SEC guidance relating to
               Free Writing Prospectuses, including but not limited to SEC
               Release No. 33-8591.

               (iii) It is understood and agreed that all information provided by the Underwriters to or through Bloomberg or Intex or similar entities for use by prospective investors, or imbedded in any CDI file provided to prospective investors, or in any email or other electronic message provided to prospective investors, to the extent constituting a Free Writing Prospectus, shall be deemed for purposes of this Agreement to be an Underwriter Free Writing
               Prospectus and shall not be subject to the required consent of the Trust Manager set forth in the third sentence in Section
               6(V)(f)(v). In connection therewith, each Underwriter agrees that it shall not provide any information constituting Issuer
               Information through the foregoing media unless (i) such
               information or substantially similar information is contained either in an Issuer Free Writing Prospectus or in an Underwriter
               Prepared Issuer FWP in compliance with Section 6(V)(f)(v) or (ii)
               to the extent such information consists of the terms of the
               Offered Notes, the final version of the terms of the Offered
               Notes or substantially similar information is contained either in an Issuer Free Writing Prospectus or in an Underwriter Prepared
               Issuer FWP in compliance with Section 6(V)(f)(v).

               (iv) All Free Writing Prospectuses provided to prospective investors, whether or not filed with the SEC, shall bear a legend including the following statement (or a substantially similar statement approved by the Trust Manager):

                                       23

               "THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A
               PROSPECTUS) WITH THE SECURITIES AND EXCHANGE COMMISSION (THE SEC)
               FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU
               INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION
               STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE
               SEC FOR MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR AND THE
               OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING
               EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE
               DEPOSITOR, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE
               OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF
               YOU REQUEST IT BY CALLING TOLL-FREE 1-8[XX-XXX-XXXX] OR VIA EMAIL
               AT ______________."

               Upon reasonable notice and in consultation with the Underwriters, the Trust Manager shall have the right to require additional specific legends or notations to appear on any Free Writing
               Prospectus, the right to require changes regarding the use of terminology and the right to determine the types of information appearing therein. Notwithstanding the foregoing, subsection
               (f)(iv) will be satisfied if all Free Writing Prospectuses bear a legend in a form previously approved in writing by the Trust
               Manager;

               (v) The Underwriters shall deliver to the Trust Manager and its counsel (in such format as reasonably required by the Trust
               Manager), prior to the proposed date of first use thereof,
               (unless such timing requirement is waived by the Trust Manager), any Underwriter Prepared Issuer FWP (as defined above). To facilitate filing to the extent required by Section [2(q)]
               [6(II)(q)] or Section 6(V)(i), as applicable, all Underwriter
               Derived Information shall be set forth in a document separate from any Underwriter Prepared Issuer FWP including Issuer
               Information. Consent to use of any Underwriter Prepared Issuer
               FWP must be given by the Trust Manager in written or electronic format before the Underwriter provides the Underwriter Prepared
               Issuer FWP to investors pursuant to the terms of this Agreement.
               Notwithstanding the foregoing, the Underwriters shall not be required to deliver or obtain consent to use an Underwriter
               Prepared Issuer FWP to the extent that it does not contain substantive changes from or additions to any Underwriter Prepared
               Issuer FWP previously approved by the Trust Manager. In the event that a Underwriter uses any Underwriter Prepared Issuer FWP without complying with the foregoing requirements, that
               Underwriter Prepared Issuer FWP shall be deemed to be an
               Underwriter Free Writing Prospectus for purposes of Sections 8(a)
               and 8(b);

                                       24

               (vi) The Underwriters shall provide the Trust Manager and the
               Issuer Trustee with a letter from KPMG, certified public
               accountants, prior to the Closing Date, satisfactory in form and substance to the St.George Parties, their counsel and the
               Underwriters, to the effect that such accountants have performed certain specified procedures, all of which have been agreed to by the Trust Manager and the Underwriter, as a result of which they determined that certain information of an accounting, financial or statistical nature that is included in any Underwriter
               Prepared Issuer FWP, other than any Pool Information therein and any information accurately extracted from the Preliminary
               Prospectus Supplement or any Issuer Free Writing Prospectus and
               included in such Underwriter Prepared Issuer FWP, is accurate except as to such matters that are not deemed by the Trust
               Manager and the Underwriter to be material. The foregoing letter shall be at the expense of the Underwriter.

               (vii) The Trust Manager shall not be obligated to file any Issuer
               Free Writing Prospectuses that have been determined to contain any material error or omission unless such Issuer Free Writing
               Prospectus has been provided to a prospective investor, in which case, the Underwriters shall cooperate with the Trust Manager to prepare a corrective Issuer Free Writing Prospectus that the
               Underwriters will provide to any such prospective investor and the Trust Manager shall file to the extent required herein. In the event that an Underwriter becomes aware that, as of the date on which an investor entered into a Contract of Sale, any Free
               Writing Prospectus prepared by or on behalf of such Underwriter and delivered to such investor contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading (such
               Free Writing Prospectus, a "DEFECTIVE FREE WRITING PROSPECTUS"),
               such Underwriter shall notify the Trust Manager thereof as soon as practical but in any event within one business day after discovery;

               (viii) If an Underwriter does not provide any Free Writing
               Prospectuses to the Trust Manager pursuant to this subsection
               (f), such Underwriter shall be deemed to have represented to the
               Issuer Trustee and the St.George Parties, as of the Closing Date,
               that it did not provide any prospective investors with any information in written or electronic form in connection with the offering of the Offered Notes that would constitute an
               Underwriter Prepared Issuer FWP;

               (ix) In the event of any delay in the delivery by such
               Underwriter to the Trust Manager any Underwriter Prepared Issuer
               FWP required to be delivered in accordance with this subsection
               (f), or in the delivery of the accountant's comfort letter in respect thereof pursuant to subsection (f)(vi) above the Trust
               Manager shall have the right to delay the release of the
               Prospectus to investors or to the Underwriters, to delay the
               Closing Date and to take other appropriate actions, in each case as necessary in order to

                                       25

               allow the Trust Manager to file such Underwriter Prepared Issuer
               FWP by the time specified therein;

               (x) Each Underwriter represents that it has in place, and
               covenants, in each case to the Issuer Trustee and the St.George
               Parties, that it shall maintain internal controls and procedures which it reasonably believes to be sufficient to ensure full compliance with all applicable legal requirements of the
               Securities Act Regulations with respect to the generation and use of Free Writing Prospectuses in connection with the offering of the Offered Notes. In addition, each Underwriter shall, for a period of at least three years after the date hereof, maintain written and/or electronic records of the following:

                    (A) any Free Writing Prospectus used by such Underwriter to solicit offers to purchase Offered Notes to the extent not filed with the SEC;

                    (B) regarding each Free Writing Prospectus delivered by the
               Underwriter to an investor, the date of such delivery and
               identity of such investor; and

                    (C) regarding each Contract of Sale entered into by such
               Underwriter, the date, identity of the investor and the terms of such Contract of Sale, as set forth in the related confirmation of trade.

               (xi) Each Underwriter covenants with the Trust Manager and the
               Issuer Trustee that after the final Prospectus is available such
               Underwriter shall not distribute any written information
               concerning the Offered Notes to a prospective investor unless such information is preceded or accompanied by the Final
               Prospectus. It is understood and agreed that the use of written information in accordance with the preceding sentence is not a
               Free Writing Prospectus and is not otherwise restricted or governed in any way by this Agreement.

               (xii) The Underwriters shall not use any Free Writing Prospectus in connection with the solicitation of offers to purchase Offered
               Notes from any prospective investor in a class of Offered Notes with denominations of less than $25,000 or otherwise designated as a "retail" class of Offered Notes, and each Underwriter shall not authorize any such use of any Free Writing Prospectus by any dealer that purchases any such Offered Notes from such
               Underwriter.

          (g) Each Underwriter agrees that (i) if the Prospectus is not delivered with the confirmation in reliance on Rule 172, it will include in every confirmation sent out the notice required by Rule 173 informing the investor that the sale was made pursuant to the Registration Statement and that the investor may request a copy of the Prospectus from such Underwriter; (ii) if a paper copy of the Prospectus is requested by a person who receives a confirmation, such

                                       26

Underwriter shall deliver a printed or paper copy of such Prospectus; and (iii)
if an electronic copy of the Prospectus is delivered by such Underwriter for any purpose, such copy shall be the same electronic file containing the Prospectus in the identical form transmitted electronically to the Underwriter by or on behalf of the Trust Manager specifically for use by the Underwriter pursuant to this Section 6(V)(g); for example, if the Prospectus is delivered to such
Underwriter by or on behalf of the Trust Manager in a single electronic file in pdf format, then such Underwriter will deliver the electronic copy of the
Prospectus in the same single electronic file in pdf format. Each Underwriter further agrees that it will provide to the Trust Manager any Underwriter
Prepared Issuer FWP, or portions thereof, which the Trust Manager is required to file with the SEC in electronic format and will use reasonable efforts to provide to the Trust Manager such Underwriter Prepared Issuer FWP, or portions thereof, in either Microsoft Word(R) or Microsoft Excel(R) format and not in a pdf, except to the extent that the Trust Manager, in its sole discretion, waives such requirements.

          (h) If the Trust Manager or an Underwriter determines or becomes aware that any Written Communication (including without limitation any Approved
Offering Materials) or oral statement (when considered in conjunction with all information conveyed at the time of Contract of Sale) contains an untrue statement of material fact or omits to state a material fact necessary to make the statements, in light of the circumstances under which they were made, not misleading at the time that a Contract of Sale was entered into, either the
Trust Manager or such Underwriter may prepare corrective information with notice to the other party, and such Underwriter shall deliver such information in a manner reasonably acceptable to both parties, to any person with whom a Contract of Sale was entered into, and such information shall provide any such person with the following:

               (i) Adequate disclosure of the contractual arrangement;

               (ii) Adequate disclosure of the person's rights under the
               existing Contract of Sale at the time termination is sought;

               (iii) Adequate disclosure of the new information that is
               necessary to correct the misstatements or omissions in the information given at the time of the original Contract of Sale;
               and

               (iv) A meaningful ability to elect to terminate or not terminate the prior Contract of Sale and to elect to enter into or not enter into a new Contract of Sale.

Any costs incurred to the investor in connection with any such termination or reformation shall be subject to Sections 8(a) and (b), as applicable.

          (i) Each Underwriter shall file any Underwriter Free Writing
Prospectus that has been distributed by such Underwriter in a manner reasonably designed to lead to its broad, unrestricted dissemination within the later of two business days after such Underwriter first provides this information to investors and the date upon which the Trust Manager is required to file the
Prospectus Supplement with the SEC pursuant to Rule 424(b)(3) of the Securities
Act or otherwise as required under Rule 433 of the Securities Act; provided, however, that the

                                       27

Underwriter shall not be required to file any Underwriter Free Writing
Prospectus to the extent such Underwriter Free Writing Prospectus includes information in a Free Writing Prospectus, Preliminary Prospectus or Prospectus
previously filed with the SEC or that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the SEC.

     7. Conditions to the Obligations of the Underwriters. The several obligations of the Underwriters hereunder are subject to the performance by the
Issuer Trustee and the St.George Parties of their obligations hereunder and to the following additional conditions:

          (a) the Registration Statement shall have become effective, or if a post-effective amendment is required to be filed under the Securities Act, such post-effective amendment shall have become effective, not later than 5:00 P.M.,
New York City time, on the date hereof; and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the SEC; the Prospectus used to confirm sales of the Notes shall have been filed with the SEC pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the
Securities Act and in accordance with Section 5II(a) hereof; and all requests for additional information shall have been complied with to the satisfaction of the Underwriters;

          (b) the representations and warranties of the Issuer Trustee and the
St.George Parties contained herein are true and correct on and as of the Closing
Date as if made on and as of the Closing Date and the representations and warranties of the Issuer Trustee and St.George Parties in the Basic Documents
will be true and correct on the Closing Date; and the Issuer Trustee and the
St.George Parties shall have complied with all agreements and all conditions on the part of each to be performed or satisfied hereunder and under the Basic
Documents at or prior to the Closing Date;

          (c) all actions required to be taken and all filings required to be made by the Trust Manager or the Issuer Trustee under the Securities Act prior to the Closing Date for the Notes shall have been duly taken or made;

          (d) subsequent to the execution and delivery of this Agreement and prior to the Closing Date: (x) there shall not have occurred any downgrading in any rating accorded any securities of, or guaranteed by, St.George by any
"nationally recognized statistical rating organization" (as such term is defined for purposes of Rule 436(g)(2) under the Securities Act) to: (i) "A2" or worse in the case of the rating accorded by Moody's Investors Service, Inc., (ii) "A"
or worse in the case of a rating accorded by Standard & Poor's Ratings Group or
(iii) the equivalent of "A2" or "A" or worse in the case of the rating accorded by any other "nationally recognized statistical rating organization" nor (y)
shall any notice have been given of any intended or potential downgrading as is referred to in subclause (x) of this paragraph (d);

          (e) since the date of this Agreement, there shall not have been any material adverse change or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Issuer Trustee or any of the St.George Parties, taken as

                                       28

a whole, otherwise than as set forth or contemplated in the Prospectus, the effect of which in the judgment of the Underwriters makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Offered
Notes on the Closing Date on the terms and in the manner contemplated in the
Prospectus;

          (f) the Underwriters shall have received on and as of the Closing Date a certificate of an Authorized Officer of the Issuer Trustee and each St.George
Party, with specific knowledge about the party's financial matters, satisfactory to the Underwriters to the effect set forth in subsections (b) and (e) of this
Section in the case of the Issuer Trustee, and (a) through (e) of this Section in the case of each St.George Party;

          (g) the Underwriters shall have received letters of KPMG LLP, one dated the date of the preliminary prospectus and one dated the date of the final prospectus, in form and substance satisfactory to counsel of the Underwriters, confirming that they are independent public accountants within the meaning of the Securities Act and the applicable Rules and Regulations and stating in effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Registration Statement and the Prospectus
(and any amendments and supplements thereto), agrees with the accounting records of St.George, excluding any questions of legal interpretation;

          (h) McKee Nelson LLP, special United States counsel to the
Underwriters, shall have furnished to the Underwriters their written opinion, dated the Closing Date, with respect to the Registration Statement, the
Prospectus and other related matters as the Underwriters may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

          (i) Mayer, Brown, Rowe & Maw LLP, United States counsel for the
St.George Parties, shall have furnished to the Underwriters their written opinions, dated the Closing Date, in form and substance satisfactory to the
Underwriters, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

          (j) Mayer, Brown, Rowe & Maw LLP, United States federal income tax counsel for the St.George Parties shall have furnished to the Underwriters their written opinion, dated the Closing Date, in form and substance satisfactory to the Underwriters, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

          (k) Allens Arthur Robinson, Australian counsel for the St.George
Parties, shall have furnished to the Underwriters their written opinion, dated the Closing Date, in form and substance satisfactory to the Underwriters, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

          (l) Allens Arthur Robinson, Australian tax counsel for the St.George
Parties, shall have furnished to the Underwriters their written opinion, dated the Closing Date, in form and substance satisfactory to the Underwriters, and such Australian tax counsel shall have

                                       29

1received such papers and information as they may reasonably request to enable them to pass upon such matters;

          (m) [_________], Australian counsel for the Issuer Trustee and the
Security Trustee, shall have furnished to the Underwriters their written opinion, dated the Closing Date, in form and substance satisfactory to the
Underwriters, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

          (n) [_________], counsel for the Note Trustee shall have furnished to the Underwriters their written opinion, dated the Closing Date, in form and substance satisfactory to the Underwriters, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

          (o) [RESERVED];

          (p) Counsel to the Currency Swap Provider shall have furnished to the
Underwriters their written opinion dated the Closing Date, in form and substance satisfactory to the Underwriters, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

          (q) [RESERVED];

          (r) the Underwriters shall have received copies of letters from
Moody's Investors Service, Inc. ("Moody's"). Standard & Poor's (Australia) Pty.
Ltd. ("S&P") and Fitch Australia Pty Ltd ("Fitch" and together with Moody's and
S&P, the "Rating Agencies") stating that the Class [A-1] Notes, the Class [A-2]
Notes and the Class [A-3] Notes have each been rated ["AAA" by S&P, "Aaa" by
Moody's and "AAA" by Fitch];

          (s) the Underwriters shall have received evidence satisfactory to it and its counsel that on or prior to the Closing Date the Class [A-2] Notes, the
Class [A-3] Notes, the Class [B] Notes and the Class [C] Notes have been duly authorized, executed, authenticated, issued and delivered pursuant to the Basic
Documents;

          (t) the execution and delivery by all parties thereto of the Basic
Documents on or prior to the Closing Date;

          (u) on or prior to the Closing Date the Issuer Trustee and the
St.George Parties shall have furnished to the Underwriters such further certificates and documents as the Underwriters shall reasonably request; and

          (v) the Underwriters shall have received the Commission.

     8. Indemnification and Contribution.

          (a) Each of the St.George Parties agrees jointly and severally to indemnify and hold harmless each Underwriter, each affiliate of an Underwriter that assists such Underwriter in the distribution of the Offered Notes and each person, if any, that controls any Underwriter within the meaning of either
Section 15 of the Securities Act or Section 20 of the

                                       30

Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Approved Offering
Materials or the Prospectus (as amended or supplemented if the St.George Parties shall have furnished any amendments or supplements thereto) or in any Issuer
Information, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except

               (i) insofar as any such losses, claims, damages, liabilities, legal fees and other expenses are caused by any untrue statement or omission or alleged untrue statement or omission made (A) in reliance upon and in conformity with information relating to any
               Underwriter furnished to a St.George Party in writing by such
               Underwriter expressly for use therein or (B) in the Prepayment and Yield Information (as defined in the next paragraph); or

               (ii) that such indemnity with respect to the Prospectus shall not inure to the benefit of any Underwriter (or any person
               controlling any Underwriter) from whom the person asserting any such loss, claim, damage or liability, purchased the Offered
               Notes which are the subject hereof, if (i) such person did not receive a copy of the Prospectus (or the Prospectus as amended or supplemented) at or prior to the confirmation of the sale of such
               Offered Notes to such person, or (ii) the Underwriters failed to comply with Section 6(V)(g) hereof, and the alleged untrue statement contained in, or omission of a material fact from the
               Prospectus was corrected in the Prospectus as amended or
               supplemented; or

               (iii) to the extent that any such loss, claim, damage or
               liability arises out of or is based upon any such untrue
               statement or alleged untrue statement or omission or alleged omission made therein relating to any information included in an
               Underwriter Free Writing Prospectus or Underwriter Prepared
               Issuer FWP, if any, that have been superseded by a revised
               Underwriter Free Writing Prospectus or Underwriter Prepared
               Issuer FWP if the Underwriter (A) has not complied with its obligation to circulate a revised Underwriter Free Writing
               Prospectus or Underwriter Prepared Issuer FWP in accordance with
               Section 6(V)(vii) or (B) has not delivered them to the Trust
               Manager no later than one (1) Business Day after delivery to investors (in the case of (B), to the extent such loss, claim, damage or liability is attributable to the failure to deliver)
               provided that the St.George Parties shall indemnify the
               Underwriter to the extent any misstatement or omission is
               contained in the Pool Information.

     For the purposes of this Agreement, the term "PREPAYMENT AND YIELD
INFORMATION" means that portion of the information in the Prospectus (or the
Prospectus as amended or supplemented) set forth under the sub-heading
"Prepayment and Yield Considerations -

                                       31

Weighted Average Lives", including the table entitled "Percent of Initial
Principal Outstanding at the Following Percentages of Constant Prepayment Rate",
that is not Pool Information; provided, however, that information set forth under that sub-heading that is not Pool Information shall not constitute
Prepayment and Yield Information to the extent such information is inaccurate or misleading in any material respect as a result of it being based on Pool
Information that is inaccurate or misleading in any material respect.

          (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Trust Manager, its directors, its officers who sign the
Registration Statement, the Issuer Trustee and St.George and each person that controls a St.George Party or the Issuer Trustee within the meaning of Section
15 of the Securities Act and Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted): (i) caused by information relating to such
Underwriter furnished to the St.George Parties in writing by such Underwriter expressly for use in the Registration Statement or the Prospectus or any
amendment or supplement thereto; (ii) caused by Underwriter Free Writing
Prospectus or Underwriter Prepared Issuer FWP, if any, delivered to investors by such Underwriter, except to the extent of any errors in the Underwriter Free
Writing Prospectus or Underwriter Prepared Issuer FWP that are caused by errors in the Pool Information or are caused by a misstatement or omission resulting from an error or omission in the Issuer Information supplied by the Issuer
Trustee or the St.George Parties to the Underwriter, (iii) caused by any untrue statement or alleged untrue statement of material fact contained in any
Underwriter Prepared Issuer FWP (except for Issuer information or any information accurately extracted from the Preliminary Prospectus Supplement or any Issuer Free Writing Prospectus and included in such Underwriter Prepared
Issuer FWP), or any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (when considered in conjunction with all information conveyed as of the date of the Contract of Sale), (iv) caused by any Underwriter Prepared Issuer FWP for which the conditions set forth in
Section 6(V)(f)(v) above are not satisfied with respect to the prior consent by the Trust Manager, and (v) resulting from the Underwriters' failure to comply with Section 6(V)(e) or failure to file any Underwriter Free Writing Prospectus required to be filed in accordance with Section 6(V)(f)(i).

          (c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to subsection
(a) or (b) above, such person (the "INDEMNIFIED PERSON") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PERSON")
in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding.

     In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless:

                                       32

               (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary;

               (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified
               Person; or

               (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the
               Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential
               differing interests between them.

     It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriters, each affiliate of any Underwriter which assists such Underwriter in the distribution of the Notes and such control persons of Underwriters shall be designated in writing by the Underwriters and any such separate firm for the
Trust Manager, its directors, its officers who sign the Registration Statement,
St.George and the Issuer Trustee and such control persons of each of the Issuer
Trustee and the St.George Parties shall be designated in writing by that party.

     The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying
Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an
Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the third sentence of this subsection (c), the
Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if:

               (iv) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request; and

               (v) such Indemnifying Person shall not have reimbursed the
               Indemnified Person in accordance with such request prior to the date of such settlement.

     No Indemnifying Person shall, without the prior written consent of the
Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified
Person from all liability on claims that are the subject matter of such proceeding.

          (d) If the indemnification provided for in subsection (a) or (b) above is unavailable to an Indemnified Person in respect of any losses, claims, damages or liabilities

                                       33

referred to therein, then each Indemnifying Person under such subsection, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the St.George Parties and the Issuer
Trustee on the one hand and the Underwriters on the other hand from the offering of the Offered Notes, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the St.George Parties and the Issuer Trustee on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the
St.George Parties and the Issuer Trustee on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by the St.George
Parties and the Issuer Trustee and the total underwriting discounts and the commissions received by the Underwriters bear to the aggregate public offering price of the Offered Notes. The relative fault of the St.George Parties and the
Issuer Trustee on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by a St.George Party or the
Issuer Trustee or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The St.George Parties, the Issuer Trustee and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in this subsection (d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim.
Notwithstanding the provisions of this Section 8, in no event shall an
Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the
Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amount of Offered Notes set forth opposite their names in
Schedule I hereto, and not joint.

     The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          (e) The indemnity and contribution agreements contained in this
Section 8 and the representations and warranties of the Issuer Trustee and the
St.George Parties set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any

                                       34

termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Issuer Trustee or a St.George Party, its officers or directors or any other person controlling the Issuer Trustee or a St.George Party and (iii) acceptance of and payment for any of the Offered Notes.

          (f) To the extent that any payment of damages by a St.George Party pursuant to subsection (a) above is determined to be a payment of damages pursuant to paragraph 15 of Guidance Note AGN 120.3- "Purchase and Supply of
Assets (including Securities issued by SPVs)", being a Guidance Note to
Prudential Standard APS 120- "Funds Management and Securitisation" or any
successor thereto, such payment shall be subject to the terms therein (or the terms of any equivalent provisions in any successor of Prudential Standard APS
120).

     9. Termination. Notwithstanding anything herein contained, this Agreement may be terminated in the absolute discretion of the Underwriters, by notice given to the Issuer Trustee and each St.George Party, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the London Stock Exchange or the Australian
Stock Exchange, (ii) trading of any securities of or guaranteed by the Issuer
Trustee or any St.George Party shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York, Sydney or London shall have been declared by either
United States Federal, New York State, Commonwealth of Australia, New South
Wales State or United Kingdom authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Underwriters, is material and adverse and which, in the judgment of the Underwriters, makes it impracticable to market the Offered Notes on the terms and in the manner contemplated in the
Prospectus.

     10. Effectiveness of Agreement; Default of Underwriters. This Agreement
shall become effective upon the later of (x) execution and delivery hereof by the parties hereto and (y) release of notification of the effectiveness of the
Registration Statement (or, if applicable, any post-effective amendment) by the
SEC.

     If on the Closing Date any one or more of the Underwriters shall fail or refuse to purchase Offered Notes which it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Offered Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the
Offered Notes to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Offered
Notes set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Offered Notes set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the
Underwriters may specify, to purchase the Offered Notes which such defaulting
Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Offered Notes that any Underwriter has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of Offered Notes without the written consent of such
Underwriter. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Offered Notes which it or they have agreed to purchase hereunder on such date, and the

                                       35

aggregate principal amount of Offered Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Offered Notes to be purchased on such date, and arrangements satisfactory to the Underwriters and the Trust Manager for the purchase of such Notes are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the St.George Parties and the
Issuer Trustee. In any such case either the Underwriters or the Trust Manager shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration
Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting
Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     11. Expenses Upon Termination. If this Agreement shall be terminated by the
Underwriters, or any of them, because of any failure or refusal on the part of the Issuer Trustee or a St.George Party to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Issuer Trustee or a St.George Party shall be unable to perform its obligations under this
Agreement or any condition of the Underwriters' obligations cannot be fulfilled, the St.George Parties jointly and severally agree to reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and expenses of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

     12. Successors. This Agreement shall inure to the benefit of and be binding upon the St.George Parties, the Issuer Trustee, the Underwriters, each affiliate of any Underwriter which assists such Underwriter in the distribution of the
Offered Notes, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Notes from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     13. Certain Matters Relating to the Issuer Trustee.

          (a) The Issuer Trustee enters into this Agreement only in its capacity as trustee of the Trust and in no other capacity. A liability incurred by the
Issuer Trustee acting in its capacity as trustee of the Trust arising under or in connection with this Agreement is limited to and can be enforced against the
Issuer Trustee only to the extent to which it can be satisfied out of Assets of the Trust out of which the Issuer Trustee is actually indemnified for the liability. This limitation of the Issuer Trustee's liability applies despite any other provision of this Agreement (other than Section 13(c)) to the contrary and extends to all liabilities and obligations of the Issuer Trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to this Agreement.

          (b) Each Underwriter and each of the St.George Parties may not sue the
Issuer Trustee in respect of liabilities incurred by the Issuer Trustee, acting in its capacity as trustee of the Trust, in any capacity other than as trustee of the Trust including seeking the appointment of

                                       36

a receiver (except in relation to the Assets of the Trust), or a liquidator, an administrator or any similar person to the Issuer Trustee or prove in any liquidation, administration or arrangements of or affecting the Issuer Trustee
(except in relation to the Assets of the Trust).

          (c) The provisions of this Section 13 will not apply to any obligation or liability of the Issuer Trustee to the extent that it is not satisfied because under the Master Trust Deed, this Agreement or any other Transaction
Document in relation to the Trust or by operation of law there is a reduction in the extent of the Issuer Trustee's indemnification or exoneration out of the
Assets of the Trust, as a result of the Issuer Trustee's fraud, negligence or wilful default (as defined in the Supplementary Terms Notice).

          (d) It is acknowledged that the Relevant Parties (as defined in the
Supplementary Terms Notice) are responsible under the Basic Documents for performing a variety of obligations relating to the Trust. No act or omission of the Issuer Trustee (including any related failure to satisfy its obligations and any breach of representations and warranties under this Agreement) will be considered fraudulent, negligent or a wilful default for the purpose of Section
13(c) to the extent to which the act or omission was caused or contributed to by any failure by any Relevant Party (other than any person for whom the Issuer
Trustee is responsible or liable for in accordance with any Transaction
Document) to fulfill its obligations relating to the Trust or by any other act or omission of a Relevant Party or any other such person.

     14. Actions by [Representative]; Notices. Any action by the Underwriters hereunder may be taken by the any Underwriter on behalf of the Underwriters, and any such action taken by the such Underwriter shall be binding upon the
Underwriters. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given to [________], [____________]: (Facsimile No.: [_______]); Attention: [_______],
[___________] (Facsimile No.:[_______]); Attention: [_______] and [__________],
[________] (Facsimile No.: [_______]); Attention: [_________]. Notices to
St.George shall be given to it at St.George Bank Limited, Level 4, 4-16
Montgomery Street, Kogarah, NSW, 2217 (Facsimile No.: (612) 9236-1899);
Attention: Manager Securitisation. Notices to the Trust Manager shall be given to it at c/o Company Secretary, Level 4, 4-16 Montgomery Street, Kogarah, NSW,
2217 (Facsimile No.: (612) 9236-1899); Attention: Manager Securitisation.
Notices to the Issuer Trustee shall be given to it at Perpetual Trustees
Consolidated Limited, Level 12, 123 Pitt Street, Sydney, NSW, 2000 (Facsimile
No.: (612) 9221-7870); Attention: Manager, Securitisation.

     15. Counterparts; Applicable Law. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.

     16. Submission to Jurisdiction. Each of the St.George Parties and the
Issuer Trustee submits to the non-exclusive jurisdiction of any Federal or State court in the City, County and State of New York, United States of America, in
any legal suit, action or proceeding based on or arising under this Agreement and agrees that all claims in respect of such suit or proceeding may be determined in any such court. Each of the St.George Parties and the Issuer
Trustee waives, to

                                       37

the extent permitted by law, the defense of an inconvenient forum or objections to personal jurisdiction with respect to the maintenance of such legal suit, action or proceedings any objection to the laying of the venue of any such suit, action or proceeding in any Federal or State court in the City, County and State of New York, United States of America. To the extent that each of the St.George
Parties and the Issuer Trustee or any of their respective properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity from any legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such jurisdiction, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the issuance of the Offered Notes or this Agreement, each of the St.George Parties and the Issuer Trustee hereby irrevocably and unconditionally waives and agrees not to plead or claim any such immunity and consents to such relief and enforcement.

     17. Appointments of Process Agent.

          (a) Each of the St.George Parties hereby designates and appoints CT
Corporation System, 111 Eighth Avenue, 13th Floor, New York, New York 10011 (the
"St.George Process Agent"), as its authorized agent, upon whom process may be served in any legal suit, action or proceeding based on or arising under or in connection with this Agreement, it being understood that the designation and appointment of CT Corporation System as such authorized agent shall become effective immediately without any further action on the part of the each of the
St.George Parties. Such appointment shall be irrevocable to the extent permitted by applicable law and subject to the appointment of a successor agent in the
United States on terms substantially similar to those contained in this Section
17 and reasonably satisfactory to the Underwriters. If the St.George Process
Agent shall cease to act as agent for service of process, each of the St.George
Parties shall appoint, without unreasonable delay, another such agent, and notify the Underwriters of such appointment. Each of the St.George Parties represents to the Underwriters that it has notified the St.George Process Agent of such designation and appointment and that the St.George Process Agent has accepted the same in writing. Each of the St.George Parties hereby authorizes and directs the St.George Process Agent to accept such service. Each of the
St.George Parties further agrees that service of process upon the St.George
Process Agent and written notice of that service to it shall be deemed in every respect effective service of process upon it in any such legal suit, action or proceeding. Nothing in this Section 17 shall affect the right of any Underwriter or any person controlling any Underwriter to serve process in any other manner permitted by law.

          (b) The Issuer Trustee hereby designates and appoints CT Corporation
System, 111 Eighth Avenue, 13th Floor, New York, New York 10011 (the "IT Process
Agent"), as its authorized agent, upon whom process may be served in any legal suit, action or proceeding based on or arising under or in connection with this
Agreement, it being understood that the designation and appointment of CT
Corporation System as such authorized agent shall become effective immediately without any further action on the part of the Issuer Trustee. Such appointment shall be irrevocable to the extent permitted by applicable law and subject to the appointment of a successor agent in the United States on terms substantially similar to those contained in this Section 17 and reasonably satisfactory to the
Underwriters. If the IT Process

                                       38

Agent shall cease to act as agent for service of process, the Issuer Trustee shall appoint, without unreasonable delay, another such agent, and notify the
Underwriters of such appointment. The Issuer Trustee represents to the
Underwriters that it has notified the IT Process Agent of such designation and appointment and that the IT Process Agent has accepted the same in writing. The
Issuer Trustee hereby authorizes and directs the IT Process Agent to accept such service. The Issuer Trustee further agrees that service of process upon the IT
Process Agent and written notice of that service to it shall be deemed in every respect effective service of process upon it in any such legal suit, action or proceeding. Nothing in this Section 17 shall affect the right of any Underwriter or any person controlling any Underwriter to serve process in any other manner permitted by law.

     18. Currency Indemnity. The obligations of the parties to make payments under this Agreement are in U.S. dollars. Such obligations shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in any currency other than U.S. dollars or any other realization in such other currency, whether as proceeds of set-off security, guarantee, distributions, or otherwise, except to the extent to which such tender recovery or realization shall result in the receipt by the party which is to receive such payment of the full amount of the U.S. dollars expressed to be payable under this Agreement. The party liable to make such payment agrees to indemnify the party which is to receive such payment for the amount (if any) by which the full amount of U.S. dollars exceeds the amount actually received, and, in each case, such obligation shall not be affected by judgment being obtained for any other sums due under this Agreement. The parties agree that the rate of exchange which shall be used to determine if such tender, recovery or realization shall result in the receipt by the party which is to receive such payment of the full amount of U.S. dollars expressed to be payable under this Agreement shall be the noon buying rate in New York City for cable transfers in such foreign currency as certified for customs purposes by the Federal Reserve Bank of New York of the business day preceding that on which the judgment becomes a final judgment or, if such noon buying rate is not available, the rate of exchange shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such foreign currency on the business day preceding that on which the judgment becomes a final judgment.

                                       39

     If the foregoing is in accordance with your understanding, please sign and return the enclosed counterparts hereof.

                                      Very truly yours,

                                      ST.GEORGE BANK LIMITED

                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                      CRUSADE MANAGEMENT LIMITED

                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                      PERPETUAL TRUSTEES CONSOLIDATED LIMITED
                                      in its capacity as Trustee of the Trust

                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       S-1

Accepted: [______] [__], 20[__]

[_______________]

By:
    ----------------------------
    Name:
    Title:

By:
    ----------------------------
    Name:
    Title:

                                       S-2

[_______________]

By:
    ----------------------------
    Name:
    Title:

                                       S-3

[_______________]

By:
    ----------------------------
    Name:
    Title:

                                       S-4

[_______________]

By:
    ----------------------------
    Name:
    Title:

                                       S-5

                                                                      SCHEDULE I
                                                                      ----------

                                                      PRINCIPAL AMOUNT OF
UNDERWRITER                                           SECURITIES TO BE PURCHASED
                                                      --------------------------

[_______]........................................            US$[_______]
[_______]........................................            US$[_______]
[_______]........................................            US$[_______]
                Total............................            US$[_______]
                                                             ============

                                       1

                                                                     SCHEDULE II
                                                                     -----------

            List of 128F(9) Offshore Associates of the Issuer Trustee
            ---------------------------------------------------------

[TO BE INSERTED]

                                       2

                                                                    SCHEDULE III
                                                                    ------------

                   List of 128F(9) Associates of the St.George
                   -------------------------------------------

[TO BE INSERTED]

                                       3

                                TABLE OF CONTENTS

                                        i